Exhibit 99.1

Audited Financial Statements

of

Energie LLC (OELC, LLC)

for the Fiscal Year Ended December 31, 2013 and 2012

Energie, LLC Index to Financial Statements
For the Years Ended December 31, 2013 and 2012

Report of Independent Public Accounting Firm……………...…………………………….…………..2

Financial Statements:

Balance Sheets..…………………………………………………………......………………………...……...3

Statements of Operations..…………………………..……………………..……………………….……….4

Statements of Changes in Members’ Deficit..…………………………..……………………..…………..5

Statements of Cash Flows......…………………………………………………..………………...…………6

Notes to Financial Statements…...……………………………………………..…………………………...7

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Energie, LLC:

We have audited the accompanying balance sheets of Energie, LLC (“the Company”) as of December 31, 2013 and 2012 and the related statement of operations, changes in members’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Energie, LLC, as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO

2

Energie, LLC Balance Sheet
Years Ended December 31, 2013 and 2012

	December 31, 2013	December 31, 2012
Assets

Current Assets
Cash and cash equivalents	$37,874	$59,171
Accounts receivable, net	715,716	296,613
Inventory	391,881	426,407
Prepaid expenses	15,922	48,967
Total Current Assets	1,161,393	831,158

Noncurrent Assets
Intangible assets, net	1,119,550	1,211,987
Property and equipment, net	23,422	66,242
Other assets	11,695	11,695
Total Noncurrent Assets	1,154,667	1,289,924

Total Assets	$2,316,060	$2,121,082

Liabilities and Members' Deficit

Current Liabilities:
Accounts payable	$1,523,544	$793,017
Unearned income	-	54,802
Notes payable	1,348,090	1,423,053
Total Current Liabilities	2,871,634	2,270,872

Noncurrent Liabilities:
Commissions payable	96,205	104,876
Total Noncurrent Liabilities	96,205	104,876

Total Liabilities	2,967,839	2,375,748

Members' Deficit
Members' deficit	(651,779)	(254,666)

Total Members' Deficit	(651,779)	(254,666)

Total Liabilities and Members' Deficit	$2,316,060	$2,121,082

3

Energie, LLC Statement of Operations
Years Ended December 31, 2013 and 2012

	For the Year Ended		For the Year Ended
	December 31, 2013		December 31, 2012

Sales Revenue	$1,733,373		$2,020,126
Cost of goods sold	(812,946)		(991,670)
Gross Profit	920,427		1,028,456

Operating Expenses		`
Commissions	(372,954)		(288,408)
Compensation	(600,786)		(623,344)
Depreciation and amortization	(228,878)		(171,238)
General and administrative	(165,273)		(162,136)
Professional fees	(22,746)		(37,054)
Rent	(203,654)		(196,454)
Travel	(8,501)		(40,387)
Total Operating Expenses	(1,602,792)		(1,519,021)

Loss from Operations	(682,365)		(490,565)

Other income (expense)
Interest expense	(421,788)		(413,907)
Other income	172,142		63,801
Other income (expense), net	(249,646)		(350,106)

Net loss and comprehensive loss	$(932,011)		$(840,671)

4

Energie, LLC Statement of Changes in Members’ Deficit
Years Ended December 31, 2013 and 2012

Members' Deficit

Balance at January 1, 2012	$12,544

Net Loss for the year ended December 31, 2012	(840,671)

Member contributions, net of distributions	573,461

Balance at December 31, 2012	(254,666)

Net Loss for the year ended December 31, 2013	(932,011)

Member contributions, net of distributions	534,898

Balance at December 31, 2013	$(651,779)

5

Energie, LLC Statement of Cash Flows
Years Ended December 31, 2013 and 2012

	For the Year Ended	For the Year Ended
	December 31, 2013	December 31, 2012

Cash flow from operating activities
Net loss	$(932,011)	$(840,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	228,878	171,238
Change in operating assets and liabilities:
Accounts receivable	(419,104)	(129,289
Inventory	34,526	100,701
Prepaid expenses	33,045	43,284
Accounts payable	730,527	(107,839)
Unearned income	(54,802)	36,510
Commissions payable	(8,671)	(21,474)
Net cash used in operating activities	(387,612)	(747,540)

Cash flow (used for)/provided by investing activities	(93,621)	(105,096)

Cash flow used for financing activities
Proceeds from payments of notes payable, net of repayments	(74,962)	298,199
Member contributions, net of distributions	534,898	573,460
Net cash provided by financing activities	459,936	871,659

Net (decrease)/increase in cash	(21,297)	19,023
Cash at beginning of the year	59,171	40,148
Cash at end of the year	$37,874	$59,171

Supplemental Disclosures:
Interest paid	$421,788	$389,194
Income taxes paid	$-	$-

The accompanying notes are an integral part of the financial statements.

6

1.	Organization and Nature of Operations

Organization and Operations – Energie, LLC (“Energie” or “the Company”) was established on November 29, 2001 as a limited liability company in the state of Delaware and is engaged in the import and sale of specialized interior lighting solutions to the architecture and interior design markets in North America. The Company is headquartered in Wheat Ridge, Colorado and also maintains a production and assembly facility in Zeeland, Michigan.

Energie has organically developed an end-to-end production and distribution platform for imported lighting products featuring HID, fluorescent, and LED technologies. Long term contracts with five European manufacturers and one in Taiwan provide Energie with exclusive North American distribution rights to over 270 total products in 37 categories. After processing any modifications necessary to meet UL standards and building code requirements, the products are sold to customers through a network of over 60 independent lighting sales agents. In addition to a 15% commission structure, the sales force is provided with promotional materials, product training, and technical support by the Company.

2.	Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these financial statements are set out below.

Basis of Preparation - The financial statements are presented in United States dollars, and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) under the historical cost convention except as otherwise noted. The preparation of financial statements in conformity with GAAP requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3 – Critical Accounting Estimates and Judgments.

Future Accounting Policy Change – The following accounting standard has been issued but is not yet adopted by the Company due to a future effective date: In March 2013, the FASB issued guidance on a parent’s accounting for the cumulative translation adjustment upon de-recognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance will be effective for us beginning July 1, 2014. The Company does not anticipate material impacts on the financial statements upon adoption.

Cash and Cash Equivalents - In the statement of cash flows, cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. In the balance sheet, any bank overdrafts are shown within borrowings in current liabilities.

Accounts Receivable - Accounts receivable represent normal trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. If collection is expected in one year or less they are classified as current assets. If not, they are presented as non-current assets. Accounts receivable are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. Notwithstanding these collections, the Company periodically evaluates the collectability of accounts receivable and considers the need to establish an allowance for doubtful debts based upon historical collection experience and specifically identifiable information about its customers. As of December 31, 2013 and 2012, the Company determined that no such allowance was necessary.

Accounts Receivable Factoring - The Company Factors certain receivables under its own discretion. In accordance with ASC 860-10-40 The Company properly accounts for factoring under the Sale of Receivables method. Factored Receivables at December 31, 2013 and 2012 have been properly accounted for under this method.

7

Inventory – The Company values inventories, consisting of purchased goods for resale, at the lower of cost or market. Cost is determined using the weighted average method. The Company reduces inventories for the diminution of value, if any, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations. At December 31, 2013 and 2012, The Company maintained a Inventory / Obsolescence Reserve of $4,488 for both years.

Warranty Reserve – The Company Warranties items for one year after purchase. The Company Components and modifications are minimal and the Company rarely runs into Warranty claims. However, this occasionally does occur and when it does the amount of Warranty expense can be substantial. As a result, A warranty reserve of 18,600 has been booked and is maintained on the books for both 2012 and 2013.

Prepaid Expenses – Prepayments made for services are deferred as an asset and amortized over the period the services are performed.

Intangible Assets - Purchased intangible assets are recorded at cost, where cost is the amount of cash or cash equivalents paid or the fair value of other consideration given to acquire an asset at the time of its acquisition. The cost of such an intangible asset is measured at fair value unless the exchange transaction lacks commercial substance or the fair value of neither the asset received nor the asset given up is reliably measurable. If the fair value of either the asset received or the asset given up can be measured reliably, then the fair value of the asset given up is used to measure cost unless the fair value of the asset received is more clearly evident (See Note 6 – Intangible Assets).

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets which have indefinite lives are not amortized, and are stated at cost less accumulated impairment losses.

Property and Equipment - Property and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company, and the cost of the item can be measured reliably. Subsequent to recognition, property and equipment is measured at cost less accumulated depreciation and impairment losses.

Accounts Payable – Accounts payable are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Unearned Income – Cash collected from customers prior to delivery of products is deferred as a liability until such time the sale transaction meets the revenue recognition criteria described below.

Notes Payable - Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Commissions Payable – Sales commissions are recorded at the time revenue for the sale of a product is recognized, and are accrued as a liability until cash payment is made to settle the obligation.

Sales Revenue and Cost of Goods Sold – The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, the product has been shipped or the services have been rendered to the customer, the sales price is fixed or determinable, and collection is reasonably assured. The Company records revenue on a gross basis. Gross basis reporting reflects revenue at the gross sales price received by the Company from the buyer of the products, and cost of goods sold represents the Company’s cost to acquire the products from the manufacturers for resale. The Company takes title to the products to be resold on the date the product is shipped to the Company from the manufacturer.

Operating Expenses - Expenses necessary to generate revenue are expensed in the period incurred. Commission expense is recognized at the time revenue is earned on product sales, and is based upon a defined fee for each product sold.

8

Interest Expense - Interest expense is recognized using the effective interest method on any notes payable.

Impairment of Non-Financial Assets - Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows.

Income Taxes – Because the Company was established as a limited liability company, it is treated as a partnership for Federal income tax purposes where all such tax obligations flow through to the owners of the Company during the period in which income taxes were incurred.

Fair Value of Financial Instruments - The carrying amount of our financial instruments, which principally include cash, accounts receivable, accounts payable, accrued expenses and debt, approximates fair value due to the relatively short maturity of such instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

3.	Critical Accounting Estimates and Judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year include:

Accounts Receivable - Allowance for Doubtful Accounts - The Company’s allowance for doubtful accounts is estimated based on historical experience, receivable aging, current economic trends and specific identification of certain receivables that are at risk of not being paid. In light of the recent volatility in the global economies, the Company’s estimates and judgments with respect to the collectability of its receivables have become subject to greater uncertainty than in more stable periods.

Inventory - Allowance for Obsolescence - The Company’s allowance for inventory obsolescence is estimated based on historical experience, product aging, current economic trends and specific identification of certain components of inventory that are at risk of not being sold. In light of the recent volatility in the global economies, the Company’s estimates and judgments with respect to the sale of its inventory have become subject to greater uncertainty than in more stable periods.

Intangible Assets: Valuation and Amortization - The Company is required to estimate the fair value of its acquired intangible assets, and review them for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In making this assessment, judgment is involved in the determination of the potential impacts of both internal and external factors affecting the recoverability of the asset through future revenue. Significant estimates and assumptions are required to determine the expected useful lives for amortizing and determining the recoverability of intangible assets. Estimates are also necessary in assessing whether there is an impairment of their value requiring a write-down of their carrying amount. In order to ensure that its assets are carried at no more than their recoverable amount, the Company evaluates at each reporting date certain indicators that would result, if applicable, in the calculation of an impairment test. The recoverable amount of an asset or group of assets may require the Company to use estimates and mainly to assess the future cash flows expected to arise from the asset or group of assets and a suitable discount rate in order to calculate present value. Any negative change in relation to the operating performance or the expected future cash flows of individual assets or group of assets will change the expected recoverable amount of these assets or group of assets and therefore may require a write-down of their carrying amount.

9

Contingent Liabilities - The Company is required to make judgments about contingent liabilities including the probability of pending and potential future litigation outcomes that, by their nature, are dependent on future events that are inherently uncertain. In making its determination of possible scenarios, management considers the evaluation of outside counsel knowledgeable about each matter, as well as known outcomes in case law.

4.	Going Concern and Managements Plan

The Company's financial statements for the year ended December 31, 2013 and 2012 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $932,011 for the year ended December 31, 2013 and a net loss of $840,671 for the year ended December 31, 2012. The Company also has a members’ deficit of $651,779 at December 31, 2013 and negative working capital of $1,710,241 at December 31, 2013.

The future success of the Company is dependent on its ability to attract additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations for the next annual period.

5.	Financial Risk Management Objectives and Policies

The Company has a system of controls in place to create an acceptable balance between the cost of risks occurring and the cost of managing the risk. Management continually monitors the Company's risk management process to ensure that an appropriate balance between risk and control is achieved. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company's activities. The Company reviews and agrees policies and procedures for the management of these risks.

The Company is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks include market risk, credit risk, and liquidity risk. The following section provides details regarding the Company's exposure to these risks and the objectives, policies and processes for the management of these risks.

Market Risk - Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, will affect the Company's income or the value of its holdings of financial instruments. Management believes the Company is not exposed to significant market risk at December 31, 2013 or December 31, 2012.

Credit Risk - Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. Credit risk arising from the inability of a customer to meet the terms of the Company's financial instrument contracts is generally limited to the amounts, if any, by which the customer's obligations exceed the obligations of the Company. The Company's exposure to credit risk arises primarily from its cash & cash equivalents and its accounts receivable for which the Company minimizes credit risk by dealing with reputable counterparties with high credit ratings and no history of default.

Liquidity Risk - Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company's exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company's liquidity risk management policy is to monitor its net operating cash flows and maintain an adequate level of cash and cash equivalents through regular review of its working capital requirements. The Company monitors and maintains a level of cash considered adequate by management to finance the Company's operations and mitigate the effects of the fluctuations in cash flows.

Capital Management - The primary objective of the Company's capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximize shareholder value. The Company manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Company may adjust the distributions to members. The Company has complied with all externally imposed capital requirements as at December 31, 2013 and December 31, 2012, and no changes were made to the Company’s capital management objectives, policies or processes during the period then ended.

10

6.	Inventory

Slow-moving or Obsolescence - The Company maintained a inventory reserve of $4,488 during the years ended December 31, 2013 or December 31, 2012.

Lower of Cost or Market Adjustments - There were no lower of cost or market adjustments during the years ended December 31, 2013 or December 31, 2012.

7.	Intangible Assets

The Company’s intangible assets consist primarily of capitalized costs associated with achieving approval from Underwriters Laboratory for its products, and are being amortized over a 15 year period. The Company monitor’s its intangible assets for impairment annually but has not recorded any impairment charge during the years ended December 31, 2013 and December 31, 2012.

8.	Members’ Deficit

Members’ deficit of $651,779 in 2013 and $254,666 in 2012 represents accumulated losses incurred by the Company, plus member contributions less the amount of distributions made to the members of Energie LLC as of December 31, 2013 and December 31, 2012.

9.	Borrowings

The Company’s borrowings are composed of the following at December 31, 2013 and December 31, 2012:

Description	Note	2013	2012
Line of credit payable	A	$ 47,000	$ 47,000
Accounts receivable factoring	B	83,297	270,856
Note payable to distribution partner	C	647,885	555,346
Notes payable - related party	D	296,748	296,748
Other notes payable	E	273,160	190,356
Note payable to office lessor	F	-	46,557
Inventory financing payable	G	-	16,190
		$1,348,090	$ 1,423,053

A – Line of Credit Payable – The Company utilized this bank line of credit for working capital purposes. The outstanding obligation is due on demand, has a stated initial interest rate of 10.5% that is subject to adjustment, and is guaranteed by the Company’s majority shareholder.

B – Accounts Receivable Factoring – Pursuant to factoring and security agreement, the Company submits accounts receivable for sale to a factoring firm at an amount equal to their face value, less a 1.5% commission and an initial factoring fee based on the prime interest rate plus 3%. The factor advances a percent of the account balance to the Company, and the remaining amount will be withheld in a non-interest bearing reserve account. Accounts purchased by the factor are with full recourse with the Company within 120 days from the invoices date. The factoring transaction is treated as a loan, with the receivables used as collateral. The Company has granted the factoring firm a security interest in, and a blanket lien upon the Company’s assets.

C – Note Payable to Distribution Partner – Represents the outstanding principal balance plus 5% annual interest due on a 2007 promissory note with 5% annual interest, between the Company and a significant European distribution partner. Although the Company is past due on required payments, the loan holder has not made any demand for repayment of the principal and interest due.

11

D – Notes Payable: Related Party – Amounts due to lenders having an interest in the membership rights of Energie, LLC are classified as related party loans. Although the Company is past due on its required payments, the loan holders have not made demand for repayment of the principal and interest due.

E – Other Notes Payable – Represents the outstanding principal balance plus interest due on three separate promissory notes with interest rates ranging from 8% to 24% annually. Although the Company is past due on its required payments, the loan holders have not made demand for repayment of the principal and interest due. In the event the Company receives proceeds as the beneficiary of a life insurance policy covering its majority shareholder, repayment of principal and interest is due on these notes prior to using the proceeds for any other purpose.

F – Note Payable to Office Lessor – Represents the outstanding obligation for past due rent, late charges and interest associated with the Company’s office lease, was due and paid in 2013, and carried a 7% interest rate.

G – Inventory Financing Payable – The Company leverages the purchasing power of an intermediary to obtain efficient pricing on inventory whereby products are acquired on the Company’s behalf in exchange for the Company’s obligation to pay the buyer an agreed upon price.

All of the Company’s debt is reflected as a current liability due to either having a maturity date in 2014, or because it is past due.

10.	Commitments and Contingencies

The Company is subject to legal claims that may arise in the normal course of business. However, management is unaware of any pending or threatened claims that would require adjustment or disclosure to the accompanying financial statements.

11.	Events Occurring After the End of the Reporting Period

No events occurred subsequent to December 31, 2013, that would require adjustment to the accompanying financial statements or footnotes.

12